Exhibit 10.8

Strategic Cooperation Contract

Between

Jiaxing Bangtong Electronic Commerce Limited

And

Beijing Xietongtianxia Technology Co., Ltd.

Contract Number:

October 2018

Party A:	Party B:
Jiaxing Bangtong Electronic Commerce Limited	Beijing Xietongtianxia Technology Co., Ltd.
Communication Method:	Communication Method:
Communication Address: ***	Communication Address: ***
Legal Person: Wei Wei	Legal Person: Luo Huilin

WHEREAS:

Based on the principle of equality, mutual benefit, and win-win cooperation and in accordance with applicable rules and regulations such as the Contract Law of the People’s Republic of China, Party A and Party B voluntarily sign this agreement and agree to abide by it. In this contract, the framework of the two Parties’ long-term cooperation in business is mainly documented.

1. Purpose of Cooperation

1.1	This agreement is dedicated to providing the details of a comprehensive solution, including the actual application, for Party A’s proposed “Integration of Blockchain Technology” into its E-commerce project and its E-commerce business.

1.2	Services required by Party A are as follows:

a).	The construction of an “E-commerce Service System” based on the technology and logic in Blockchain;

b).	The digitalization of its business system:

i.	Establish an E-commerce business system that supports B2B, B2C, and C2C;

ii.	Supports O2O, and merchandise browsing and purchasing based on LBS;

iii.	Supports the business mode of multiple stores and basic stock management of stores;

iv.	Supports the management of shipping and logistics, and real-time access to the data of third-party shippers;

v.	Multiple application portals based on Public Accounts, web pages, APP (Android and iOS);

c).	The planning of an economic ecosystem of tokens according to Party A’s lines of business;

d).	Designing, developing, and realizing the rules of the Blockchain smart contract according to Party A’s lines of business;

e).	Bringing Party A’s tokens onto the public blockchain.

1.3	Details of the consultation, guidance, and actual application of the solution that Party B is to provide for Party A:

Task 1. Deployment of a basic business system:

1.	Deploy an E-commerce platform application system for Party A, basing on Party B’s current E-commerce tool and system;

2.	Guide Party A in the execution, promotion, and application of the E-commerce platform;

3.	Summarize and compile Party A’s new requirements of extra functions;

Task 2. Consultation:

1.	Design the blockchain structure system and provide consultation in all matters regarding its application for Party A;

2.	Comprehensively plan and design Party A’s tokens and the smart contract;

3.	Offer advice regarding Party A’s overall operation and development;

4.	Develop a wallet system for Party A and bring its tokens onto the public blockchain;

Task 3. Customized development:

1.	Develop the customized functions demanded by Party A;

2.	Develop and realize the smart contract and token release rules for Party A’s blockchain;

3.	Prepare updates of new rules for Party A’s smart contract;

Task 4. Continuous operation and maintenance:

1.	Operate and support the system daily;

2.	Provide training and guidance regarding the operation and maintenance of the system;

3.	Develop and materialize generations of the public functions of the E-commerce system;

4.	Develop and materialize generations of the public functions of the wallet;

1.4	The materialization of Party A’s business plan will be carried out in four tasks:

Task 1. Deployment and application of the E-commerce platform system:

1.	Goals:

a).	Deploy for Party A a mature E-commerce platform system developed by Party B;

b).	Train and guide Party A in the operation and market promotion of the E-commerce platform;

2.	Cost:

a).	Copyright fee for using the E-commerce platform, and fees for realization, training, and guidance: RMB 300,000;

3.	Implementation timeframe: 1 to 2 months (depending on Party A’s early stage preparation and cooperation during realization)

4.	Delivery items

a).	The deployment of a tool platform supporting Party A’s E-commerce business, based on Party B’s current system;

b).	An instruction manual of operation and implementation guidance of operation;

c).	A year of free service and support and business guidance within the execution period of this contract of this phase;

Task 2. Consultation in Blockchain:

1.	Goals:

a).	Provide Party A with comprehensive consultation service in the application of Blockchain and design the structure of the blockchain;

b).	Develop a blockchain wallet for Party A and bring its tokens onto the public blockchain;

2.	Cost: Materialization and consultation of the blockchain, and wallet development: RMB 500,000;

3.	Time: 2 months (estimated)

4.	Delivery items:

a).	A white paper of Party A’s business based on Blockchain and roadshow presentation slides for the blockchain;

b).	Plan for the economic ecosystem of Party A’s tokens;

c).	A token wallet based on Blockchain for Party A;

d).	Assistance in Party A’s roadshows (free for the first 3 times, including the third time; extra roadshows entail extra service fees of RMB 25,000 per time), miscellaneous fees including travelling, accommodation, and Visas incurred (including those by assistants from Party B) shall be reimbursed by Party A. Hotels for accommodation shall not be below four stars.

Task 3. Customization of Party A’s E-commerce business and the development of the smart contract of the blockchain:

1.	Goals:

a).	Customize and develop functions currently unsupported by Party B’s system according to Party A’s business needs, regarding which Party B is entitled to participation, suggestion, and consultation;

b).	Develop the smart contract system of the blockchain according to Party A’s application needs;

2.	Cost: Quantified and defined according to the amount of development work, through negotiation and discussion before development. Development contract may be drafted and signed separately. The cost is estimated to be between RMB 3,000,000 to RMB 5,000,000;

3.	Time: Depending on the amount of work and progress;

4.	Delivery items:

a).	Functions developed and materialized according to Party A’s business needs’

b).	Develop and materialize the smart contract system and “mining” of tokens in the economic ecosystem of the blockchain, as demanded by Party A;

Task 4: Following operation, maintenance, technical services, and assistance in new generations of business

1.	Goals:

a).	Operation and maintenance of the system, and related technical service and support;

b).	Developing new, future generations of the system and new smart contract rules;

2.	Cost:

a).	Daily operation and maintenance that Party B provides for Party A, and participation in the mining process and token distribution of Party A. Party B enjoys a fixed daily income which amounts to 3% of total tokens mined during daily construction of Party A’s blockchain;

b).	Development of future generations of functions and smart contract rules, in the mode of Task 3;

3.	Time: Start from the moment when the smart contract is online—no fixed service time;

4.	Delivery items:

a).	24/7 technical operation and maintenance service;

b).	Developing future generations of the public sector of the system;

c).	Cost investment in extra hardware, network bandwidth, and other IT security equipment due to the increase in the sizes of user population and transaction;

d).	The realization of functions of future generations of the system and the smart contract;

2. Method of Cooperation

2.1	Party A is the purchaser of consultation, solutions, and technical needs in the application of a tool based on Blockchain; Party A is the immediate operator and user of the tool based on Blockchain; cash flow generated due to Party A’s operation goes to Party A’s bank account(s).

2.2	Party B is the supplier of Blockchain solutions and technical services; Party B is responsible for the development and continuous upgrading of the functions of the E-commerce platform and the tool based on Blockchain, as well as training and technical support for Party A.

2.3	Data generated during Party A’s operation is owned by both Parties, but Party B has a duty to protect and keep confidential of Party A’s business data and should not engage in any activities to the detriment of Party A’s interests. All direct and indirect losses incurred by Party A due to Party B’s failure to execute its confidentiality obligations will be compensated by Party B.

3. Rights and Obligations

Rights and Obligations of Party A

3.1	Party A is in responsible for proposing business needs and targets and preparing and filing of all qualifications relevant to the business.

3.2	Party A is the user of the tool based on Blockchain and thus should promote the use of the tool provided by Party B in all applicable aspects of its business. Party A is also responsible for organizing the promotion, application, and training of business and system operation.

3.3	Service fees receivable by Party B and payable by Party A will grant Party A tokens from Party B equivalent in value (exchange rate depends on the token price on the day of payment and should be decided by Party B if a market rate is unavailable).

3.4	If Party B applies for bankruptcy due to poor management, then it should deliver all source codes and intellectual properties that concern Party A to Party A.

3.5	Party A is in charge of coordinating all related internal departments and all related parties that are involved in this project in the cooperation with Party B in the execution work of the project, including but not limited to:

a).	Working with Party B in business grooming, identifying business needs, the deployment of the system, and the initialization of business;

b).	Assign at least one member of system operation staff to Party B; this system administrator assigned by Party A must be highly familiarized with the functions and procedures offered by Party B and capable of independent, daily operations of the system including changing daily configurations of the system and data maintenance;

c).	Party A should organize concerned staff to participate in the training program offered by Party B. Staff trained should meet the requirements of operating on respective positions. Daily issues regarding system operation and management should be answered and guided by Party A’s system personnel;

d).	Party A is solely responsible for all actions performed under its system accounts. Party A is prohibited to release or post any information in contradiction of any laws, rules, regulations, or other orders by the government, should not send any pornographic, reactionary, or superstitious information which is banned by the government, or send or save computer codes, files, scripts, or programs that contain computer viruses, worms, or Trojans;

e).	Party A promises that all business information regarding Party B’s products, technologies, and operation learned from the drafting and execution of this contract will not be leaked or misused.

3.6	Party A should purchase and provide all hardware and equipment necessary for the delivery and execution of the tool at its own cost.

3.7	Party A should cover the fees of the service portal for users’ real-name verification process on the system and text messages send by the system as notices (The fees in this item are collected by Party B for the suppliers and thus no tokens will be rewarded to Party A).

3.8	Connection fee to third-party payment suppliers or UnionPay will be paid by Party A (The final beneficiary of this fee is not Party B and thus no tokens will be rewarded to Party A).

3.9	Fees incurred due to Party A’s tokens’ entrance to the public blockchain and payable to any third parties should be paid by Party A.

Rights and Obligations of Party B

3.10	Party A employs Party B as a strategic consultant of Party A’s business. Therefore, Party B has a right to participate in Party A’s business and offer suggestions, consulting services, and plans to Party A. Party B will gradually perform the tasks involved in building Party A’s project according to its business needs of different phases, the realization times of which shall be negotiated and decided between the two Parties.

3.11	Party B provides training in business operation procedures, system deployment, system operations, remote technical support in 24/7, and business guidance.

3.12	Party B provides guidance for third-party verification processes (WeChat Public Accounts, domain name filing, accounts applications of APP application stores).

3.13	Party B is obliged to inform Party A of any problems or issues that could potentially endanger Party A’s system security.

3.14	Party B should designate at least one system maintenance staff member as the communicator with Party A, to guarantee fast responses to and solution of major problems that might occur during the usage of the platform. Ordinary business issues will be responded to within 30 minutes and solved within 8 hours.

3.15	Party B should guarantee a service malfunction rate lower than 0.01% (during shutdown) and repair system failures as soon as possible (excluding uncontrollable factors including but not limited to natural disasters, flooding, power failures, malfunctions of hosting cloud service providers). Economic losses of Party A’s inability to operate during the time when Party B repairs the malfunctions shall be compensated by Party B.

3.16	Party B promises not to leak or misuse any Party A’s business information acquired during the drafting and executing of this contract, such as products, business, and clients.

4. Cooperation Fees and Payment Terms

4.1	Within 3 working days after this contract is signed, Party A shall pay RMB 300,000 in full to Party B, as stated in Task 1 of section 1.4 of this contract. Party B shall deliver the tool platform to Party A on the condition that all necessary preparations are made by Party A.

4.2	Within 3 working days after this contract is signed, Party A shall pay half of the RMB 500,000 to Party B, as stated in Task 2 of section 1.4 of this contract, to officially initiate the business consultancy of Blockchain. Delivery time: 2 months. On receiving the white paper, roadshow slides, and the token wallet from Party B, Party A shall pay the rest 50% (RMB 250,000) to Party B.

4.3	Taxes payable of the above amount (RMB 800,000) shall be paid by Party A.

4.4	Regarding Task 4 of section 1.4 of this contract, customized development according to Party A’s needs shall be evaluated and negotiated by both Parties in terms of workload. Extra contracts to realize such needs may be drafted and signed, stating the costs and actual delivery dates in consideration of the workload.

4.5	Special VAT invoices produced by Party B shall be sent to Party A after the latter pays the system service fees as agreed in this contract.

4.6	Bank accounts information:

Party B bank account information:

Account name: Beijing Xietongtianxia Technology Co., Ltd.

Opening bank: Xuanwu Gate Branch of Industrial and Commercial Bank of China

Account number: ***

Party A bank account information:

Account name: Bangtong Electronic Commerce Limited.

Opening bank: Jiaxing Economic Development Zone Branch of Bank of China

Account number: ***

5. Intellectual Properties

5.1	On signing this contract, Party A acquires the right to use the system instead of the ownership of the system from Party B.

5.2	The ownership of all intellectual properties that Party A obtains from Party B, in any form and carried by any media, including documents, technical materials, technological innovations, all kinds of related materials, computer programs, and other technological achievements belongs to Party B. On the date this contract expires, Party A shall return all technical materials, programs, and other technical achievements to Party B or take measures such as destroying and deleting with the consent of Party B. Party B will take measures such as destroying and deleting regarding any technical achievements acquired from Party A with Party A’s consent.

5.3	Without written consent from Party B, Party A shall not disclose to or allow any third party to use files, documents, materials, computer programs, or technological achievements stated in this contract out of any purpose. Party A should make its best efforts in protecting the safety and confidentiality of Party B’s system and related technological achievements.

5.4	Without written consent from Party B, Party A shall not engage in future development of or decompile the computer programs or technological achievements resulting in the service that Party B provides for Party A.

5.5	Party A shall not, in any form, produce, reproduce, sell, or transfer any product, material, or replicas that contain any intellectual properties of Party B for itself or to any third parties.

5.6	Without written permission by Party B, Party A shall not use, imitate, or claim ownership of Party B’s trade name, trademark, logo, service mark, symbol, code, model or abbreviation in public or advertisement.

5.7	Party A is forbidden to abuse the right to use the system stated in this contract, or copy out of business purposes Party B’s products and services including but not limited to functions of the system, designing concept, and interfaces. Party A’s designing concepts belong to itself.

5.8	Should Party B cannot continue to operate and exist due to poor management, Party A is entitled to the ownership of all Party B’s intellectual properties applied by Party A.

6. Confidentiality

Both parties shall not disclose to any third party the contents of this contract or any confidential information such as trade secrets of the other party and exclusively owned technologies that might be acquired during the service. The duty of confidentiality does not disappear due to the expiration of the contract. A non-disclosure agreement shall be signed by the two parties.

7. Disclaimer

Party A will bear the related responsibilities should its business progress be hindered due to its qualification failures; Responsibilities caused by delays of the project caused by Party A’s application for items necessary for business, including but not limited to Public Accounts, domain names, and payment settlement portals, shall be taken by Party A.

8. Applicable Laws and Dispute Settlement

8.1	The establishment, validity, interpretation, performance, signature, modification and termination of this contract and the resolution of disputes shall be governed by the laws of the People’s Republic of China.

8.2	Any dispute or claim related to this contract shall be settled by friendly negotiation between the two parties. The negotiation shall begin immediately upon the delivery of a written request for consultation from one party to the other party.

8.3	If a dispute should fail to be settled through negotiation within ten days after one party requests for consultation, the dispute will be seen as agreed to be submitted to an Arbitration Commission which shall produce final, binding results eligible for enforcement by courts with judicial powers or bodies entitled to such power and authority. Unless ruled otherwise by the arbitration result, the losing party shall pay all legal fees, including but not limited to attorney fees and arbitration fees, incurred by both parties.

8.4	Apart from the parts causing the dispute, other parts of this contract shall remain valid and be continued to perform by both parties.

8.5	Both parties agree to serve the summons, notices, or other documents related to the arbitration or enforcement of the arbitration in the manner prescribed by the terms of notice and delivery in this contract. None of the terms of notice and delivery in this contract shall affect the right of the parties to serve the summons, notices or other documents in any other manner permitted by law.

9. Effectiveness, Termination, and Miscellaneous Issues

9.1	The execution period of this contract is between 26 Oct. 2018 to 25 Oct. 2020.

9.2	This written contract and its written attachments constitute the complete contract between the parties for the subject matter of this contract. Oral agreements reached by the two parties regarding the subject matter of this contract can only be effective in written form.

9.3	No party may assign any of its rights and obligations under this contract without the written consent of the other party.

9.4	The titles of the chapters, articles, paragraphs, and items added to this contract are for convenience only and should not have any effect on the meaning or interpretation of this contract.

9.5	One party that fails to enforce one or more of the terms of this contract, fails to exercise any of its options or other rights under this contract, or at any time does not require the other party to perform any of its obligations under this contract, shall not be interpreted as waiving the above terms, affecting the validity of this contract in any means, or the right to enforce the terms of this contract. All actions at any time that this party is entitled to and decides to take shall not be hindered.

9.6	Any provisions or terms included in this contract, if decided by bodies in power and authority as invalid or unenforceable, shall not affect the validity and enforceability of other provisions and terms under this contract or the validity and enforceability of these provisions or terms under other circumstances.

9.7	The whereas clauses in this contract are included in this contract in the form of reference and are part of this contract.

9.8	Matters not covered in the contract shall be settled by friendly negotiation between the two parties. Any proposed modification or supplement to this contract and its attachments must be confirmed by both parties in writing. If the modification or supplemental document is inconsistent with this contract, the modification or supplemental document shall prevail.

9.9	This contract shall be effective as of the date on which the legal persons or authorized representatives of both parties sign and affix the company seal to it. This contract becomes effective upon the later signing date if it is signed on different dates by the two parties. This contract shall remain effective until both parties fully perform all obligations under the contract and all payments and claims are duly settled.

9.10	This contract is signed in Chinese and in quadruplicate. The two parties hold two copies each with the same legal effect.

(The remainder of this page intentionally left blank. Signatures of the cooperation agreement between Shenzhen Bangtong E-commerce Co., Ltd. and Beijing Xietongtianxia Technology Co., Ltd. appear on the following page.)

Jiaxing Bangtong Electronic Commerce Limited.	Beijing Xietongtianxia Technology Co., Ltd.

Party A seal and signature:	Party B seal and signature:

/s/ Wei Wei	/s/ Huilin Luo

Date: October 26, 2018	Date: October 26, 2018